Exhibit 99.3

                           MEMORANDUM OF UNDERSTANDING
                           ---------------------------

     This Memorandum of Understanding is made and entered into as of May 1, 2004, by and between International Telcell Cellular Inc. ("ITC") and the Economic Advisor to the President of Georgia (the "Economic Advisor").

     (a) ITC is the managing member and owner of a majority economic interest in Telcell Wireless LLC ("Telcell");

     (b) Telcell presently owns a 49% interest in Magticom Ltd. ("Magticom"), a wireless telephony operator in the Republic of Georgia;

     (c) Dr. George Jokhtaberidze ("GJ") presently directly owns the remaining 51% interest in Magticom;

     (d) ITC and GJ presently intend to enter into a restructuring transaction (the "Restructuring") that will, among other things, result in ITC becoming the owner of GJ's interest in Magticom;

     (e) Assuming and contingent upon the consummation of the Restructuring, ITC intends to grant to a department or agency of the government of Georgia as designated by the Economic Advisor (the "Georgian Agency") an option of limited duration to acquire shares of Magticom representing a 20% ownership interest in Magticom.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and conditioned on the consummation of the Restructuring, the parties hereto agree as follows:

     1. Option. Subject to the consummation of the Restructuring, ITC will grant an irrevocable option to purchase from it shares of Magticom representing a 20% ownership interest therein (the "Option"). The material terms of the Option, which will be evidenced by detailed, definitive documentation to be prepared and executed following the date hereof shall be as follows:

     Optionor: ITC

     Optionee: The Georgian Agency; provided, that the Georgian Agency acknowledges and agrees that it shall not be permitted to exercise the Option, and shall instead only have the right to transfer the Option to a "Qualified Holder," who shall then have the right to exercise the Option in accordance with its terms. A "Qualified Holder" means a corporate entity that is registered with securities regulators in a European Union country or the United States of America, provided, however, that the transfer of the Option to a Qualified Holder which directly or indirectly owns or controls or is controlled by or is under common control with any telecommunications business in the Republic of Georgia is subject to approval by ITC at its sole discretion. No Qualified Holder shall be permitted to transfer the Option.


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     Duration: 12 months from date of grant.

     Exercise Price: 2.5 x the sum of Magticom's EBITDA for the four most recently ended fiscal quarters prior to the date of the exercise of the Option that have been reported upon in filings with the United States Securities and Exchange Commission by Metromedia International Group, Inc., a Delaware corporation ("MIG"). The exercise price of the Option shall be payable in United States Dollars.

     Anti-Flipping: As a pre-condition to exercising the Option, any Qualified Holder shall irrevocably covenant and agree, in a manner and form acceptable to ITC in its sole discretion, that, if such Qualified Holder desires to directly or indirectly sell or otherwise dispose of all or any portion of the Magticom shares acquired upon the exercise of the Option prior to the third anniversary of the date such shares are acquired, ITC shall have the right, but not the obligation, to repurchase such Magticom shares at the Exercise Price (or the appropriate pro rata portion thereof).

     2. Miscellaneous. This Memorandum of Understanding (i) shall be governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such state; (ii) may only be waived or amended in writing; and (iii) represents the entire understanding of the parties. It is also understood that the grant of the Option is subject to the consummation of the Restructuring, C and the execution and delivery of mutually acceptable detailed definitive agreements embodying the terms set forth in this Memorandum of Understanding, and may only occur at such time when MIG has made all the then required filings with the US Securities and Exchange Commission. . This Memorandum of Understanding may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Memorandum of Understanding on the date first written above.

                                             INTERNATIONAL TELCELL CELLULAR INC.


                                             By: /s/ Mark Hauf
                                                --------------------------------
                                                Name: Mark S. Hauf
                                                Title: President


                                             ECONOMIC ADVISOR


                                             By: /s/ Giga Bedineishvili
                                                --------------------------------
                                                Name: Giga Bedineishvili
                                                Title: Chief Economic Advisor to
                                                       the President of Georgia